Exhibit 99.1

TRIMBLE INC.
INCENTIVE COMPENSATION RECOUPMENT POLICY
The Board of Directors (the “Board”) of Trimble Inc. (the “Company”) has adopted this policy (the “Policy”), effective as of May 2, 2017 (the “Effective Date”), which provides for the recoupment of certain executive compensation in the event of an accounting restatement of the Company’s consolidated financial statements resulting from material noncompliance with any financial reporting requirement under the securities laws as set forth herein.
1.          Definitions.  For purposes of this Policy, the following capitalized terms shall have their respective meanings set forth below:
(a)          “Accounting Restatement” means the restatement of one or more previously issued financial statements of the Company, for any period ending after the Effective Date, due to material non-compliance with any applicable financial reporting requirements under the securities laws.  For the avoidance of doubt, an Accounting Restatement does not include any restatement required due to changes in accounting rules or standards or changes in applicable law, including as a result of: (i) retrospective application of a change in accounting principles; (ii) retrospective revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) retrospective reclassification due to a discontinued operation; (iv) retrospective application of a change in reporting entity, such as from a reorganization of entities under common control; (v) retrospective adjustment to provisional amounts in connection with a prior business combination; or (vi) retrospective revision for stock splits.
(b)          “Covered Executive” means any current or former employee of the Company who was subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended, at any time during the performance period relating to the applicable Incentive Compensation.
(c)          “Incentive Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure.  Financial reporting measures are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, any measures that are derived wholly or in part from such measures, and stock price and total shareholder return measures.  For the avoidance of doubt, Incentive Compensation does not include any of the following: (i) annual base salary, (ii) compensation that is awarded based solely on service (e.g., a time-vesting equity award), (iii) bonuses paid solely in the discretion of the Compensation Committee of the Board, or (iv) compensation that is awarded based on subjective standards, strategic measures (e.g., completion of a merger) or operational measures (e.g., attainment of a certain market share).
(d)          “Look-back Period” means the three completed fiscal years immediately preceding the date on which the Company is required to prepare an Accounting Restatement, with such date being the earlier of: (i) the date the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company’s previously issued financial statements contain a material error; or (ii) the date a court, regulator or other legally authorized body directs the Company to restate its previously issued financial statements to correct a material error.
(e)          “Misconduct” means a Covered Executive’s material act of dishonesty or fraud or willful violation of a material Company policy or law, in each case, that directly caused or materially contributed to the need for the applicable Accounting Restatement.
(f)          “Recoverable Compensation” means any Incentive Compensation received in the Look-back Period during which the financial reporting measure specified in the applicable award is attained.  If the grant or earning of an award is based, either wholly or in part, on satisfaction of a financial reporting measure, the award would be deemed received in the fiscal period when that measure was satisfied, in each case without regard to any ongoing service-based vesting requirements.
2.          Forfeiture and Reimbursement.  In the event of an Accounting Restatement, the Company will require, to the fullest extent permitted by applicable law, that a Covered Executive forfeit and/or reimburse the Company for all or such portion (if any) of the Covered Executive’s Recoverable Compensation as determined in the discretion of the Board, in accordance with the following guidelines:
(a)          No Misconduct.  If such Covered Executive did not engage in Misconduct, the amount of Recoverable Compensation that may be forfeited and/or reimbursed to the Company by such Covered Executive, if any, shall be determined in the discretion of the Board and shall not be greater than the amount of Recoverable Compensation that exceeds the amount that otherwise would have been received had it been computed based on the Accounting Restatement, and shall be calculated without regard to any taxes paid. For Recoverable Compensation based on stock price or total shareholder return measures, the amount that may be forfeited and/or reimbursed to the Company shall be based on the Board’s determination of the effect of the Accounting Restatement on the stock price or total shareholder return on which the Incentive Compensation was received.
(b)          Misconduct.  If such Covered Executive engaged in Misconduct, the full amount of Recoverable Compensation shall be subject to forfeiture and/or reimbursement to the Company by such Covered Executive, as determined in the discretion of the Board.
In determining whether to require reimbursement or forfeiture and, if so, the amount of such reimbursement or forfeiture, the Board has the sole discretion to take into account such factors as it deems appropriate, including, but not limited to: (1) whether any Incentive Compensation would have been reduced had the Accounting Restatement been reported at the time such compensation was determined; (2) the Covered Executive’s involvement in and accountability for the Misconduct that directly or indirectly resulted in the need to prepare the restatement; (3) the likelihood of success in seeking reimbursement or forfeiture under governing law relative to the effort involved; (4) whether the assertion of a reimbursement or forfeiture claim may prejudice the interests of the Company in any related proceeding or investigation, or otherwise; (5) whether the use of corporate resources and the expense of seeking reimbursement or forfeiture is reasonable in relation to the amount sought or likely to be recovered; (6) the passage of time since the occurrence of the act in respect of the applicable Misconduct; (7) any pending or threatened legal proceeding relating to the applicable Misconduct, and any actual or anticipated resolution (including any settlement) relating thereto; (8) the tax consequences to the affected Covered Executive; (9) any applicable interpretations and clarifications of the Securities and Exchange Commission (the “SEC”) and any applicable securities exchange rules; and/or (10) such other factors as the Board may deem appropriate under the circumstances.
The Board will determine, in its sole discretion, the method for reimbursement or forfeiture of Recoverable Compensation which may include, without limitation: (1) requiring reimbursement of cash Incentive Compensation previously paid; (2) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer or other disposition of any equity-based awards; (3) offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive; (4) cancelling outstanding vested or unvested equity awards; and/or (5) taking any other remedial and recovery action, in each case, to the extent permitted under applicable law.  To the extent that a Covered Executive does not make reimbursement to the Company under this Policy within a reasonable time following demand by the Company, or any shares of Recoverable Compensation have been sold by the Covered Executive, the Company shall have the right to reduce, cancel or withhold against outstanding, unvested, vested or future cash or equity-based compensation, or require a substitute form of reimbursement, in each case to the maximum extent permitted under applicable law.
Notwithstanding anything herein to the contrary, forfeiture and reimbursement of Recoverable Compensation with respect to one or more Covered Executives shall not be required if either the direct costs of enforcing recovery would exceed the recoverable amounts or application of this Policy to such Covered Executive(s) would violate applicable law.
3.          Administration.  This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee of the Board, in which case references herein to the Board shall be deemed references to the Compensation Committee.  Any determinations made by the Board shall be final, conclusive and binding on the Company and the applicable Covered Executive and any other affected individuals.  The determination of the Board need not be uniform with respect to one or more Covered Executives.
4.          General.
(a)          Acknowledgement by Covered Executives. The Company shall provide notice and seek written acknowledgement of this Policy from each Covered Executive as soon as practicable after the later of (i) the Effective Date and (ii) the date on which the employee of the Company is designated as a Covered Executive, provided, that any failure to obtain such acknowledgement shall not impact the enforceability of this Policy by the Company.
(b)          Other Recoupment Rights.  The rights of the Company under this Policy to seek forfeiture or reimbursement are not exclusive remedies and do not preclude any other recourse by the Company, including, but not limited to, termination of employment or institution of civil or criminal proceedings.

(c)          No Indemnification.  Notwithstanding the terms of the Company’s bylaws or charter or any indemnification agreement between the Company and any current or former Covered Executive, in no event shall the Company indemnify any current or former Covered Executive against any loss of compensation under this Policy.
(d)          Dodd Frank Act.  This Policy is intended to comply with and shall be interpreted to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as it may be amended from time to time, and any related rules or regulations promulgated by the SEC or the NASDAQ Stock Market, including any additional or new requirements that become effective after the Effective Date.
(e)          Compliance with Law.  The provisions in this Policy are intended to be applied to the fullest extent of the law. To the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to applicable law.  The invalidity or unenforceability of any provision of this Policy shall not affect the validity or enforceability of any other provision of this Policy.
(f)          Amendment and Termination.  To the extent permitted by, and in a manner consistent with, applicable SEC and NASDAQ Stock Market rules and regulations, the Board reserves the power to terminate, suspend, revise or amend this Policy.

TRIMBLE INC.
INCENTIVE COMPENSATION RECOUPMENT POLICY

ACKNOWLEDGMENT, CONSENT AND AGREEMENT

I acknowledge that I have received and reviewed a copy of the Trimble Inc. Incentive Compensation Recoupment Policy (as may be amended from time to time, the “Policy”) and I consent to and agree to be bound by and subject to its terms and conditions for so long as I am a “Covered Executive” (as defined therein) under the Policy.  I further acknowledge, understand and agree that, as a Covered Executive, the Policy may affect the compensation that I receive, have received or may become entitled to receive from the Company or its subsidiaries or affiliates under various agreements, plans and arrangements with the Company or its subsidiaries or affiliates.

Signed:

Print Name:

Date: